UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2017

NEXTDECADE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, The Woodlands, Texas		77380
(Address of Principal Executive Offices)		(Zip Code)

(832) 403-1874

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

NextDecade Corporation (the “Corporation”) is party to an Investment Agreement, dated as of February 4, 2017, by and between NextDecade, LLC and GE Oil & Gas, Inc. (“GE”), as amended by a letter agreement, dated as of April 17, 2017, by and among NextDecade, LLC, GE and the other parties thereto (the “Merger Letter Agreement”), and a letter agreement regarding the amendments to the Investment Agreement and Framework Agreement, dated as of April 17, 2017, by and between NextDecade, LLC and GE, and as assigned to and assumed by the Corporation pursuant to an Assignment and Assumption Agreement, dated as of April 17, 2017, by and among Harmony Merger Corp., the Corporation’s predecessor, NextDecade, LLC and GE (the agreement, as so amended, assigned and assumed, the “Investment Agreement”), which contemplates a final equity investment by GE in the Corporation, with prior equity investments having been made by GE in NextDecade, LLC in exchange for certain equity interests in NextDecade, LLC (the “Previous Tranches”).

Pursuant to the Corporation’s Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 17, 2017, the equity interests in NextDecade, LLC acquired by GE under the Previous Tranches were canceled and extinguished and converted into the right to receive shares of common stock, par value $0.0001 per share, of Harmony Merger Corp., a Delaware corporation and the predecessor of the Corporation (the “Shares”). However, the Investment Agreement provides that, following the consummation of the Merger (as defined in the Merger Letter Agreement), the Corporation may call for an additional investment from GE in the amount of $10,000,000, and, in the event the Corporation calls for such additional investment, for the Corporation to issue to GE, and for GE to purchase from the Corporation, a number of Shares, calculated in accordance with the formula set forth in Section 2.3(a) of the Investment Agreement, as modified by Section 2(c) of the Merger Letter Agreement (the “Third Tranche Investment”) callable by the Corporation in accordance with the terms of the Investment Agreement.

On August 8, 2017, the Corporation called for an additional investment from GE in the amount of $10,000,000 in accordance with the terms of the Investment Agreement. On August 22, 2017, the Corporation issued 1,025,304 shares of the Corporation’s common stock in connection with the consummation of the Third Tranche Investment. The Corporation issued the foregoing shares of common stock pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the shares represented their intentions to acquire the shares for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the shares. The parties also had adequate access, through business or other relationships, to information about the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2017

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima Title: General Counsel

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